Exhibit 99.2
INDEPENDENT AUDITOR’S REPORT
To the Board of Directors
SOFTWARE MEDIUM, INC.
I have audited the accompanying balance sheet of Software Medium, Inc. as of December 31, 2005 and 2004, and the related statements of income, and cash flows for the years then ended. These financial statements are the responsibility of Company’s management.
I conducted my audit in accordance with generally accepted auditing standards of the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.
In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Software Medium, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows and its analysis of net worth for the years then ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company has significant recurring losses and serious liquidity concerns. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to this matter is also described in Note 6. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Philip K. Miller CPA
April 3, 2006

SOFTWARE MEDIUM, INC. AND SUBSIDIARY
BALANCE SHEET

	December 31	December 31
	2005	2004
ASSETS:
Cash & Cash Equivalents	$44,081	$459,967
Accounts Receivable, net	1,177,869	1,426,363
Prepaid expenses and other current assets	16,932	36,044
Deposits	6,101	6,015
Organization costs, net	140,637	240,637
Property and equipment, net of accumulated depreciation and amortization	193,159	315,116

Total assets	$1,578,779	$2,484,143

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Liabilities:
Accounts payable and accrued expenses	$2,803,787	$3,684,746
Borrowings under line of credit	30,313	—
Notes Payable	452,858
Notes Payable to Shareholder	186,400	—
Capital leases payable	124,195	157,584

TOTAL LIABILITIES	3,597,553	3,842,330

Stockholders’ equity:
Common stock, $.0001 par value: (Net of Treasury Stock)	695	881
Shares authorized - 20,000,000 authorized:
6,949,935 shares issued and outstanding, Dec 2005
8,808,274 shares issued and outstanding, Dec 2004
Additional paid in capital	(222,481)	(249,991)
Retained earnings	(1,796,988)	(1,109,077)

TOTAL STOCKHOLDERS’ EQUITY:	(2,018,774)	(1,358,187)

Total liabilities and stockholders’ equity	$1,578,779	$2,484,143

See accompanying notes and accountant’s report

SOFTWARE MEDIUM, INC. AND SUBSIDIARY
INCOME STATEMENT
For Years Ended:

	December 31	December 31
	2005	2004
Net sales	$11,261,403	$14,282,036

Cost of sales & services	8,689,370	11,662,538

Gross profit:	2,572,033	2,619,498

Selling and marketing expenses	567,041	521,856
General and administrative expenses	2,582,557	3,112,136

Operating expenses	3,149,598	3,633,992

Operating loss	(577,565)	(1,014,494)

Interest expense, net	110,346	92,305

Net Loss	$(687,911)	$(1,106,800)

See accompanying notes and accountant’s report

SOFTWARE MEDIUM, INC. AND SUBSIDIARY
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED

	December 31	December 31
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss	$(687,911)	$(1,106,800)

Adjustments to reconcile net profit to net cash provided by operating activities

Depreciation & Amortization	141,696	84,804

CHANGES IN ASSETS AND LIABILITIES:
Decrease in Receivables	525,450	583,249
Decrease in Other Assets	19,112	87,825
Decrease (Increase) in Organization costs	—	(240,637)
Increase (Decrease) Accounts payable and accrued expenses	(63,588)	1,067,700

NET CASH PROVIDED BY OPERATING ACTIVITIES	(65,240)	476,141

CASH FLOWS USED BY INVESTING AND FINANCING ACTIVITIES:

Purchases of Fixed Assets	(1,768)	(91,898)
Payments of Notes Payable	(393,848)	—
Proceeds of Shareholders’ Notes	200,000
Payments of Shareholders’ Notes	(13,600)
Payments on Capital Leases	(33,389)
Increase in Treasury Shares	(184,199)	—
Other	76,158	(87,735)

NET CASH PROVIDED BY INVESTING AND FINANCING ACTIVITIES:	(350,646)	(179,633)

NET (DECREASE) IN CASH	(415,886)	296,508

CASH — Beginning of year	459,967	163,459

CASH — End of the year	$44,081	$459,967

Supplemental Information
Interest Expense — 2005- $110,346, 2004- $92,305
Franchise Tax Paid — Both 2005 &2004 -$0
Capital lease additons 2004- $211,748
See accompanying notes and accountant’s report

SOFTWARE MEDIUM, INC. AND SUSIDIARY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Business of Company
Software Medium, Inc. (“The Company” or “SMI”) was incorporated in the State of Texas on July 2, 2001. The company is in the business of selling software and security solutions to corporate end users. Veridyn, LLC, a Texas limited liability company is wholly owned subsidiary of the Company.
Cash and Cash Equivalents
Cash and cash equivalents consist operating and payroll checking accounts.
Use of Estimates
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Accounts Receivable and Revenue Recognition
The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery of products has occurred or services have been rendered, the sales price charged is fixed or determinable and collection is reasonably assured. Accounts Receivable is net of provision for bad debts. All Accounts Receivable has been assigned to secured creditors. Please see the following notes 7 and 8 for more detail.
2. PROPERTY AND EQUIPMENT:
Property and equipment are carried at cost. Maintenance and repairs are charged to operations when incurred. When property, plant, and equipment is sold or otherwise disposed of, the asset and related accumulated depreciation accounts are removed, and any gain or loss is included in operations. The Company computes depreciation using the straight-line method. The methods and lives are those the Company believes are appropriate to charge operations for the cost of the assets as they are used. Deprecation expense for the year December 31, 2005 was $141,696 and Deprecation expense for the year December 31, 2004 was $84,804.

SOFTWARE MEDIUM, INC. AND SUBSIDIARY
Notes to Financial Statement Continued
3. VERIDYN ACQUISITION:
In September 2005, the Company purchased 100% of the outstanding common stock of Veridyn, Inc. The purchase price consisted of approximately $75,300 in cash and 1,128,790 of common shares of SMI. Additionally, the purchase agreement contains a contingent earn out to be paid to the previous owners of Veridyn, Inc. over a two-year period if incremental financial performance objectives are meet. This potential earn out is of up to $520,527, payable in quarterly installments over a period of two years beginning October 1, 2005. Goodwill will be recorded contingent upon future earn-out payments. The Company has accounted for the acquisition under the purchase method of accounting.
4. NOTES PAYABLE:
The company has a revolving business line of credit with Wells Fargo Bank, for $30,000 at 13.50% that matures December 31, 2005. Advances on this line outstanding at December 31, 2005 was $30,313. This line is unsecured other than the personal guarantee of a company shareholder.
The company has note payable to a vendor which is secured by certain receivables. This note is to Websense, Inc. Please see the following notes 7 and 8 for more detail.
5. NOTES PAYABLE TO SHAREHOLDER
The company has a note payable to a shareholder that is unsecured. As of December 31, 2005 the Company is in default of this note. This Note was considered to be an unsecured creditor for purposes of Notes 7 and 8 below.
6. PROVISION FOR INCOME TAXES:
The Company has net operating loss carry forwards. The realization of any benefit of these loss carry forwards is dependent on future results and the actual amount of these loss carry forwards may change over time. The Company does not recognize any benefit on its financial statements for any previously incurred losses and will not until it determines that it is more likely than not that it will have taxable income to realize these benefits.

SOFTWARE MEDIUM, INC. AND SUBSIDIARY
Notes to Financial Statement Continued
7. SUBSEQUENT EVENT: CHANGE IN OWNERSHIP:
Effective January 18, 2006, En Pointe Technologies, Inc. (“ENPT”), a Delaware corporation headquarters in El Segundo, California, purchased certain assets of the Company for approximately $550,000. The proceeds from the asset sale were used to pay, settle and fully satisfy the Company’s secured creditors, but left several million in unsecured vendor/creditor claims. As a result of this transaction the Company discontinued operations.
8. COMMITMENTS AND CONTINGENCIES
Websense, Inc. vs. Software Medium, Inc
Websense was a product provider to the Company. The Company resold the Websense software product. The Company fell behind on its credit line with Websense and Websense filed suit against the Company on June 27, 2005 for breach of contract and equitable relief in Superior Court for the State of California in San Diego County. The lawsuit was settled pursuant to a Settlement and Security Agreement and Mutual Release dated July 11, 2005. The Settlement Agreement provided for a payment schedule, on which the Company subsequently defaulted. On February 1, 2006, Websense filed Websense, Inc. vs. Software Medium, Inc., Veridyn, LLC, En Pointe Technologies, Inc., and et al. in San Diego, California against SMI, En Pointe and the officers and directors of SMI. The 2006 Websense lawsuit alleges breach of contract, fraud, successor liability (against En Pointe), fraudulent transfers, conspiracy, breach of fiduciary duty, aiding and abetting (against En Pointe, SMI and Veridyn). The amount claimed is approximately $500,000. This lawsuit is being defended under reservation of rights by SMI’s D&O carrier, Chubb Group.
Appworx Corporation vs. Software Medium, Inc.
Appworx Corporation against the Company on or about January 5, 2006 for breach of contract in the amount of approximately $300,000. At this time, to our knowledge, this lawsuit is not being defended. At December 31, 2005, the Company’s account payable balance included approximately $268,000 due to Appworx Corporation.

SOFTWARE MEDIUM, INC. AND SUBSIDIARY
Notes to Financial Statement Continued
Fadality Real Estate, LP vs. Software Medium, Inc.
Fadality Real Estate, LP (“Fadality”) filed suit against the Company on January 20, 2006 for breach of a lease contract. Fadality is the Company’s landlord. Fadality alleged that the Company breached a lease, and sought damages in the amount of $1,007,500. The case settled on or about January 26, 2006 for approximately $50,000 cash plus an agreed judgment against the Company in the amount of $200,000.
Going forward, a company such as Software Medium, Inc. could be involved in additional of litigation. The proceeds from the asset sale (note 7)were used to pay, settle and fully satisfy the Company’s secured creditors, but left several million in unsecured vendor/creditor claims. The Company is not aware of any other legal actions and because of the unlikely events that the unsecured vendor/creditor will be able to collect against Software Medium, Inc. the Company has not accrued for other contingencies.
9. GOING CONCERN:
The accompanying financial statements have been prepared assuming the Company will not be able to continue as a going concern.

FINANCIAL STATEMENTS WITH
INDEPENDENT AUDITORS’ REPORT
VERIDYN, INC.
Austin, Texas
September 30, 2005 and December 31, 2004
AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

AUSTIN — CROCKETT — JASPER — LIVINGSTON — LUFKIN — NACOGDOCHES
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors
Veridyn, Inc.
Austin, Texas
     We have audited the accompanying balance sheets of Veridyn, Inc. as of September 30, 2005 and December 31, 2004, and the related statements of operations, changes in capital, and cash flows for the nine months ended September 30, 2005 and the year ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Veridyn, Inc. as of September 30, 2005 and December 31, 2004, and the results of its operations and its cash flows for the period and the year then ended in conformity with accounting principles generally accepted in the United States of America.

(AXLEY & RODE LLP) CERTIFIED PUBLIC ACCOUNTANTS
Lufkin, Texas
March 27, 2006

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

VERIDYN, INC.
BALANCE SHEETS

	SEPTEMBER 30,	DECEMBER 31,
	2005	2004
ASSETS
Unrestricted Current Assets:
Cash and cash equivalents	$103 090	$9 900
Accounts receivable	108 976	233 092

TOTAL CURRENT ASSETS	212 066	242 992

Property and equipment, net of accumulated depreciation	12 376	3 699

Other Assets:
Unbilled receivables	167 980	35 700

TOTAL OTHER ASSETS	167 980	35 700

TOTAL ASSETS	$392 422	$282 391

LIABILITIES AND CAPITAL
Current Liabilities:
Accounts payable	$20 069	$—
Other accrued expenses	50 206	23 564
Federal income tax payable	21 902	—
Line of credit	30 656	30 096
Due to shareholder	—	25 000

TOTAL CURRENT LIABILITIES	122 833	78 660

Noncurrent Liabilities:
Deferred tax liability	37 159	49 592

TOTAL NONCURRENT LIABILITIES	37 159	49 592

TOTAL LIABILITIES	159 992	128 252

Capital:
Common stock, 1,000,000 shares authorized; $0.001 par value, 109,500 shares issued and outstanding	110	110
Additional paid in capital	20 000	20 000
Retained earnings	212 320	134 029

TOTAL CAPITAL	232 430	154 139

TOTAL LIABILITIES AND CAPITAL	$392 422	$282 391

The accompanying notes are an integral part of these financial statements.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

VERIDYN, INC.
STATEMENTS OF OPERATIONS

	FOR THE NINE	FOR THE
	MONTHS ENDED	YEAR ENDED
	SEPTEMBER 30,	DECEMBER 31,
	2005	2004
Sales revenue	$923 514	$676 371

Cost of goods sold	564 437	478 378

GROSS PROFIT ON SALES	359 077	197 993

Selling, general and administrative expenses	167 536	93 279
Bad debts expense	99 771	44 873

Operating income	91 770	59 841

Interest expense	4 010	3 730

NET INCOME BEFORE FEDERAL INCOME TAX	87 760	56 111

Federal Income Tax (Benefit):
Current	21 902	—
Deferred	(12 433)	19 326

TOTAL FEDERAL INCOME TAX	9 469	19 326

NET INCOME	$78 291	$36 785

The accompanying notes are an integral part of these financial statements.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

VERIDYN, INC.
STATEMENTS OF CHANGES IN CAPITAL
For the Period Ended September 30, 2005 and the Year Ended December 31, 2004

	NUMBER		ADDITIONAL
	OF	COMMON	PAID IN	RETAINED
	SHARES	STOCK	CAPITAL	EARNINGS	TOTAL
Balance December 31, 2003	100 000	$100	$20 000	$97 244	$117 344

Net income	—	—	—	36 785	36 785

Stock issuance	9 500	10	—	—	10

Balance December 31, 2004	109 500	110	20 000	134 029	154 139

Net income	—	—	—	78 291	78 291

Balance September 30, 2005	109 500	$110	$20 000	$212 320	$232 430

The accompanying notes are an integral part of these financial statements.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

VERIDYN, INC.
STATEMENTS OF CASH FLOWS

	FOR THE NINE	FOR THE
	MONTHS ENDED	YEAR ENDED
	SEPTEMBER 30,	DECEMBER 31,
	2005	2004
Cash Flow From Operating Activities:
Net income	$78 291	$36 785
Adjustments to Reconcile Net Income to Net Cash Used by Operating Activities:
Depreciation	2 493	3 042
Bad debt expense	99 771	44 873
Increase (decrease) in deferred Federal income tax	(12 433)	19 326
Change in Assets and Liabilities:
(Increase) decrease in accounts receivable	24 345	(99 588)
(Increase) decrease in unbilled receivables	(132 280)	(35 700)
(Decrease) increase in Federal income tax payable	21 902	—
(Decrease) increase in accounts payable	20 069	(6 380)
(Decrease) increase in accrued expenses	26 642	22 421

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	128 800	(15 221)

Cash Flows From Investing Activities:
Acquisition of property and equipment	(11 170)	(2 355)
Proceeds from issuance of stock	—	10

NET CASH USED BY INVESTING ACTIVITIES	(11 170)	(2 345)

Cash Flows From Financing Activities:
Bank overdraft	—	(13 426)
Proceeds from line of credit	560	10 892
Payments from related party	(25 000)	—
Advances to related party	—	30 000

NET CASH (USED) PROVIDED BY FINANCING ACTIVITIES	(24 440)	27 466

NET INCREASE IN CASH AND CASH EQUIVALENTS	93 190	9 900

Cash and cash equivalents at beginning of year	9 900	—

CASH AND CASH EQUIVALENTS AT END OF YEAR	$103 090	$9 900

Supplemental Disclosure:
Cash paid during the year for interest	$4 010	$3 730

The accompanying notes are an integral part of these financial statements.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

VERIDYN, INC.
NOTES TO FINANCIAL STATEMENTS
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     The accounting and reporting policies of Veridyn, Inc. (the “Company”), which materially affect the determination of financial condition, cash flows, or results of operations are summarized below. These policies are in compliance with generally accepted accounting principles in all material respects unless otherwise noted.
Nature of Operations
     The Company is a consulting firm providing a line-up of network security services including: security gap and risk assessments, policy reviews, penetration testing, Certified Information Systems Security Professional and Certified Information System Auditor training, customized security training development and information security workshops, common criteria evaluation and security market strategy.
Cash and Cash Equivalents
     The Company considers all time deposits and highly liquid investments with acquisition maturities of three months or less to be cash equivalents. The Company has bank balances, including cash equivalents, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes that it is not exposed to significant risk on cash and cash equivalents.
Accounts Receivable
     Trade receivables are comprised primarily of amounts owed to the Company through its services offerings. Contracts with individual clients determine when receivables are due, generally within 30 days, and whether interest is accrued on late payments. The Company accounts for any losses on accounts receivable under the direct charge off method, which does not materially differ from results that would be obtained using the allowance method.
Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates. Key estimates and assumptions impacting the amounts recorded in the financial statements include the deferred tax liability.
Revenue Recognition
     The Company recognizes revenue based on contracted hourly rates, as services are rendered to and accepted by the customer. The Company also recognizes revenue for royalties earned from the use, by third parties, of curriculum developed by the Company. Such royalty revenue is recognized on a per use basis at contracted rates. Principally all clients have the contractual right to audit documentation in support of their respective billings. Management believes all such billings are proper and accurate.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

VERIDYN, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED
Federal Income Taxes
     The Company accounts for income taxes under the asset and liability approach, and deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws. Valuation allowances are established, when necessary, for deferred tax assets where management believes it is more likely than not that the deferred tax asset will not be realized. Income tax expense represents the tax payable in the period and the change during the period in deferred tax assets and liabilities.
Operating Segments
     The Company operates in one business segment: the provision of network security services and training.
Impairment of Long-Lived Assets
     The Company assesses the potential impairment of long-lived assets in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets” (“SFAS 144”). In the event that facts and circumstances indicate that the value of property and equipment or other long-term assets may be impaired, an evaluation of recoverability is performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset’s carrying amount to determine if a write-down to fair value is required. To date, the Company has not recognized an impairment charge related to the write-down of long-lived assets.
Property and Equipment
     Property and equipment are carried at cost. Maintenance and repairs are charged to operations when incurred. Acquisitions, betterments and renewals are capitalized. When property, plant, and equipment is sold or otherwise disposed of, the asset and related accumulated depreciation accounts are removed, and any gain or loss is included in operations.
     The Company computes depreciation on both straight-line and declining balance methods. The methods and lives are those the Company believes are appropriate to charge operations for the cost of the assets as they are used.
NOTE B — PROPERTY AND EQUIPMENT
     Property and equipment, net of accumulated depreciation, as of September 30, 2005 and December 31, 2004 is as follows:

AS OF
	SEPTEMBER 30,	DECEMBER 31,
	2005	2004
Equipment	$23 254	$12 084
Less accumulated depreciation	(10 878)	(8 385)

PROPERTY AND EQUIPMENT — NET	$12 376	$3 699

     Depreciation expense for the period ended September 30, 2005 and year ended December 31, 2004 was $2,493 and $3,042 respectively.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

VERIDYN, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
NOTE C — NOTES PAYABLE
     The company has a revolving business line of credit with Wells Fargo Bank, N.A. for $30,000 at 13.50% that matures December 31, 2005. Advances on this line outstanding at September 30, 2005 and December 31, 2004 were $30,656 and $30,096, respectively. This line is unsecured other than the personal guarantee of a company shareholder.
NOTE D — FEDERAL INCOME TAXES
     Deferred Federal income tax liability results from using cash basis methods for tax purposes and the accrual method for financial statement purposes. As of September 30, 2005 and December 31, 2004, the net deferred tax liability was $37,159 and $49,592, respectively.
     Federal income tax expense for the periods ending September 30, 2005 and December 31, 2004 is as follows:

	FOR THE PERIOD	FOR THE YEAR
	ENDED	ENDED
	SEPTEMBER 30,	DECEMBER 31,
	2005	2004
Tax on income at statutory rates	$29 838	$19 077
Cash basis to accrual adjustments	(20 686)	139
Nondeductible expenses	317	110

	$9 469	$19 326

     The deferred taxes are comprised of the temporary differences associated with the conversion from accrual basis to cash basis for income taxes. The Company incurred a tax net operating loss in 2003 of $18,213 and in 2004 of $42,630. Absorption of these losses is expected for the 2005 Tax Year. If the net operating loss is not absorbed it will begin to expire in 2018.
NOTE E — RELATED PARTIES
     The Company has two employees who are also shareholders. Throughout the periods the Company conducted business with these two shareholders as it did with employees who are not shareholders, mainly salary and expense reimbursements. The salaries and reimbursed expenses for the periods ending September 30, 2005, and December 31, 2004 were $271,341 and $258,667, respectively.
NOTE F — CONCENTRATION OF CREDIT
     The Company sells to a variety of clients centered primarily in the Southwest United States. The Company performs periodic credit evaluations of its clients’ financial conditions and generally does not require collateral. Receivables are generally due within 30 days. Credit losses exceeded management expectations in 2005 due to the failure of one of the Company’s large clients. The Company had three customers that represented approximately 70% of revenues for the period ending September 30, 2005 and two customers that represented approximately 50% of revenues for the period ending December 31, 2004.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

VERIDYN, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
NOTE G — SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
     A detail of selling, general and administrative expenses for the years presented is reflected as follows:

	2005	2004
Facility charges	$52 094	$46 997
Marketing expenses	27 070	35 088
Contract services	44 347	—
Depreciation	2 493	3 042
Office supplies	10 440	3 427
Travel and meals	19 867	1 461
Other	11 225	3 264

	$167 536	$93 279

NOTE H — CHANGE IN OWNERSHIP
     Effective September 30, 2005, the Company was acquired by Software Medium, Inc. (“SMI”), a Texas corporation with its headquarters in Dallas, Texas. The transaction was effected through the merger (the “Acquisition”) of the Company into Veridyn, LLC, a Texas limited liability corporation (the “Acquisition Sub”). The Acquisition Sub is the surviving entity in the transaction and is a wholly-owned subsidiary of SMI. The Company’s two shareholders received shares of SMI common stock, totaling approximately 16.25% of the total shares of SMI stock outstanding subsequent to the Acquisition, and an earnout agreement, which provides for quarterly cash payments totaling up to a maximum of $520,527 over the next two years based on the achievement of certain earnings and revenue levels over the next two years, as consideration in the Acquisition. In addition the two shareholders executed employment agreements with SMI effective with the Acquisition. SMI is a reseller of network security software and a provider of value-added network security services, to various corporate and government entities, with its sales and services personnel based primarily in Texas.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS